SEPARATION AND CONSULTING AGREEMENT

This Separation and Consulting Agreement (the “Agreement”) is entered into as of March 16, 2020 (the “Effective Date”), by and between Alberto Peraza (“Peraza”), Alberto Peraza, LLC (“Peraza LLC”) and Amerant Bank, N.A., a national banking association (the “Bank”) and the Bank’s parent corporation, Amerant Bancorp, Inc., a Florida corporation f/k/a Mercantil Bank Holding Corporation, which, together with its subsidiaries, is hereby defined as the “Company”.

WHEREAS, Bank and Peraza are parties to an Employment Agreement entered into as of March 20, 2019 (“Employment Agreement”).

WHEREAS, Peraza submitted a resignation letter to the Company on February 28, 2020 expressing his desire to voluntarily resign as Co-President and Chief Financial Officer of the Bank effective as of March 16, 2020 (“Resignation Date”).

WHEREAS, Peraza desires to assist the Bank with a smooth transition from March 17, 2020 through April 28, 2020 through an entity he has created Alberto Peraza, LLC (the “Transition Period”).

NOW THEREFORE, in consideration of the mutual covenants, promises and obligations set forth herein, and other good and valuable consideration receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.
Termination of Employment and Resignation as Officer: Peraza hereby acknowledges his termination of employment with the Bank effective as of the Resignation Date. Peraza further acknowledges entering into the Employment Agreement and hereby reaffirms his obligations as set forth therein, including all commitments that survive the Resignation Date. Peraza further agrees that he hereby resigns from his positions as an Officer of the Company and its subsidiaries as set forth in paragraph 5.8 of the Employment Agreement. Except as otherwise set forth herein, nothing in this Agreement is intended to modify, amend, cancel or supersede the Employment Agreement.

2.
Consulting Services: The Bank agrees to engage Peraza LLC and Peraza agrees to make himself available to provide support to the Company’s Chairman of the Board, Chief Executive Officer, and other key personnel and agrees to continue to abide by the Bank’s policies and procedures. Peraza agrees to assist the Bank during the Transition Period by providing consulting services, including but not limited to generally supporting finance and accounting activities, supporting the transition of responsibilities to the interim CFO and being available for questions and issues that may arise (“Services”).

3.
Compensation for Services: In consideration of the Services to be provided, the Bank agrees to pay a lump sum of $250,000.00 (two-hundred fifty thousand) on April 30, 2020 to Peraza LLC. The Bank will not withhold any taxes, social security or other payroll deductions from this fee.

4.
Independent Contractor: The relationship of Peraza and the Bank during the Transition Period will be that of an independent contractor. Nothing in this Agreement is intended to, or should be construed to create a partnership, joint venture, agency or employment relationship of any kind. Peraza understands and agrees that as he is no longer a Bank employee, he will not be eligible for or entitled to receive any Bank employee benefits of any kind, including but not limited to, health insurance, worker’s compensation insurance, life insurance, and retirement plans. As a consultant, Peraza will have no authority to bind or represent the Company.

5.	Term: This Agreement will be in effect during the Transition Period. Any agreement to extend or modify the term must be in writing and signed by both parties.

6.
Confidential Information and Other Records and Property: Peraza and Peraza LLC agree not to use or disclose any confidential or proprietary information or materials of the Company. Any work product or material developed during Peraza’s or Peraza LLC’s performance of the Services will be the sole and exclusive property of the Company and shall be returned upon termination of this Agreement. Peraza further acknowledges and reaffirms the confidentiality covenants contained in the Employment Agreement and agrees that notwithstanding his termination of employment these covenants shall remain in full force and effect. Promptly upon the termination of this Agreement, Peraza and Peraza LLC shall return all of the confidential information to the Bank as more specifically set forth in paragraph 7.10(b) of the Employment Agreement. Notwithstanding these obligations, the Bank agrees that Peraza may keep his Bank issued I-pad, cellular phone and phone number.

7.
Release of Claims: In consideration for the payment and promises contained herein, Peraza unconditionally releases and discharges the Company and its affiliates, subsidiaries, successors, assigns, employees, agents, officers, and directors from any and all claims, demands, liabilities and causes of action of any kind or nature, whether known or unknown, or suspected or unsuspected, which Peraza now owns or holds, or has owned or held against the Company, including any and all claims, demands, liabilities, or causes of action which arise out of, or are in any way connected with, Peraza’s employment with, or the termination of Peraza’s employment with, the Bank, or which arise out of or are in any way connected with any loss, damage, or injury whatsoever to Peraza resulting from any act or omission by or on the part of the Bank committed prior to and up to and including the date of termination of this Agreement. Included in the claims, demands, liabilities, and causes of action being released and discharged by this Agreement are all claims under Title VII of the Civil Rights Act, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act; the Older Workers’ Benefit Protection Act; the Equal Pay Act; the Fair Labor Standards Act; the Employee Retirement Income Security Act (ERISA) (other than any benefits now vested); the Americans with Disabilities Act; the Rehabilitation Act; Chapter 760, Florida Statutes; and any and all other laws, statutes, ordinances, treaties, rules, or regulations of the United States of America, or any state, county, municipality, or political subdivision thereof.

8.
Governing Law; Venue: This Agreement (including any claim or controversy arising out of or relating to this Agreement) shall be governed by the laws of the State of Florida, without regard to conflicts of law principles that would result in the application of any law other than the law of the State of Florida. BOTH PARTIES HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER IN CONTRACT, STATUTE, TORT, OR OTHERWISE) RELATING TO THIS AGREEMENT.

9.
Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

10.
Assignment; Waiver; Entire Agreement. This Agreement is personal to Peraza and Peraza LLC and is not assignable. The Bank may transfer or assign this Agreement to any successor or assign. No failure or delay by the Bank in exercising any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or privilege preclude any other or further exercise thereof. This Agreement constitutes the entire agreement of the parties regarding the subject matter, and supersedes all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. There are no commitments, understandings or covenants between the parties other than as set forth in this Agreement and the Employment Agreement. This Agreement may not be clarified, modified, changed or amended except in writing signed by each of the signatories hereto or their other authorized representatives.

11.
Notice: Notices and all other communications provided for in this Agreement shall be in writing and shall be delivered personally, by registered or certified mail, return receipt requested, via electronic mail or overnight carrier to the parties. If by electronic mail to Peraza at [omitted] or to the Bank at legal@amerantbank.com.

12.
Headings. The headings used in this Agreement are intended solely for the convenience of reference, and should not in any manner amplify, limit, modify or otherwise be used in the interpretation of any of the provisions of this Agreement.

13.
Construction. The parties have participated jointly in the negotiation and drafting of this Agreement and have had the opportunity to be represented by counsel at their election. If an ambiguity or question of intent or interpretation arises, this Agreement is to be construed as if drafted jointly by the parties and there is to be no presumption or burden of proof favoring or disfavoring any party because of the authorship of any provision of this Agreement.

14.
Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document. The exchange of copies of this Agreement and of signature pages by facsimile transmission, PDF or other electronic file shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile, PDF or other electronic file shall be deemed to be their original signatures for all purposes.

[Signatures appear on the following page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

/s/ Alberto Peraza
Alberto Peraza

/s/ Alberto Peraza
Alberto Peraza, LLC
By: Alberto Peraza

AMERANT BANK, N.A.

By: /s/ Millar Wilson
Name: Millar Wilson
Title: Vice Chairman & CEO

AMERANT BANCORP, INC.

By: /s/ Millar Wilson
Name: Millar Wilson
Title: Vice Chairman & CEO

4